                                                                   EXHIBIT 11.1

                      STATEMENT RE: COMPUTATION OF EARNINGS


                                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                             SEPTEMBER 30,          SEPTEMBER 30,
                                                                         ---------------------  ---------------------
PRIMARY                                                                     1997       1996        1997       1996
                                                                         ----------  ---------  ----------  ---------

  Average shares outstanding...........................................      25,156     22,580      24,652     20,630
  Conversion of preferred stock........................................      --          1,364      --          1,263
  Net effect of common stock equivalents (2)(3)........................      --          4,478      --          4,994
                                                                         ----------  ---------  ----------  ---------
  Total................................................................      25,156     28,422      24,652     26,887
                                                                         ----------  ---------  ----------  ---------
                                                                         ----------  ---------  ----------  ---------
  Net income...........................................................  $  (14,358) $   4,994  $  (27,347) $   9,544
  Adjustments to net income:
    Reduction of interest expense (net of tax)
      related to retired debt..........................................      --             35      --         --
    Deemed dividend on convertible preferred stock.....................         (43)    --             (43)    --
                                                                         ----------  ---------  ----------  ---------
  Adjusted net income..................................................  $  (14,401) $   5,029  $  (27,390) $   9,544
                                                                         ----------  ---------  ----------  ---------
                                                                         ----------  ---------  ----------  ---------
  Per share earnings:
  Net income...........................................................  $    (0.57) $     .18  $    (1.11) $     .36
                                                                         ----------  ---------  ----------  ---------
                                                                         ----------  ---------  ----------  ---------
Fully Diluted
  Average shares outstanding...........................................      25,156     22,580      24,652     20,630
  Conversion of preferred stock........................................      --          1,364      --          1,263
  Net effect of common stock equivalents (2)(4)........................      --          4,478      --          4,994
                                                                         ----------  ---------  ----------  ---------
  Total................................................................      25,156     28,422      24,652     26,887
                                                                         ----------  ---------  ----------  ---------
                                                                         ----------  ---------  ----------  ---------
  Net income...........................................................  $  (14,358) $   4,994  $  (27,347) $   9,544
  Adjustments to net income:
    Reduction of interest expense (net of tax)
      related to retired debt..........................................      --             35      --         --
    Deemed dividend on convertible preferred stock.....................         (43)    --             (43)    --
                                                                         ----------  ---------  ----------  ---------
  Adjusted net income..................................................  $  (14,401) $   5,029  $  (27,390) $   9,544
                                                                         ----------  ---------  ----------  ---------
                                                                         ----------  ---------  ----------  ---------
  Per share earnings:
  Net income (1).......................................................  $    (0.57) $     .18  $    (1.11) $     .36
                                                                         ----------  ---------  ----------  ---------
                                                                         ----------  ---------  ----------  ---------

(1) This calculation is submitted in accordance with the requirements of Regulation S-K although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

(2) Common stock equivalents include the effect of the exercise of stock options and warrants.

(3) Based on common stock equivalents using the if converted method and average market price.

(4) Based on common stock equivalents using the if converted method and the period-end market price, if higher than the average market price.